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                                                                   Exhibit 10.36

                                    AGREEMENT

AGREEMENT (this "Agreement"), made effective September 1, 1998, between The Educational and Professional Publishing Group, a unit of The McGraw-Hill Companies, Inc., ("McGraw-Hill"), a New York corporation, with an office located at 936 Eastwind Drive, Westerville, OH 43081 ("EPG"), and the Princeton Review Publishing L.L.C., a Delaware limited liability company with an office located at 2315 Broadway, 2nd Floor, New York, NY 10024 ("TPR").

                                   WITNESSETH:

WHEREAS, EPG and TPR are each publishers of proprietary educational materials, and

WHEREAS, EPG and TPR intend to establish a long-term relationship, in which TPR provides consulting services and creative materials which help relate EPG's textbooks to state and national exams through editing of those textbooks and creation of workbooks, seminars, and possibly an online product under a separate agreement.

NOW THEREFORE, EPG and TPR agree as follows:

I.       DEFINITIONS

Any capitalized term (or grammatical variant) that appears in this Agreement is defined as follows:

         A. "Deliverable" means any item that a Project Agreement specifies that TPR is required to deliver.

         B. "Display," and "Work Made for Hire" have the same definitions that those terms have in the U. S. Copyright Act, 17 U. S. C.Section 101, as amended.

         C.       "Divisions" means the following divisions of EPG:
                  Glencoe/McGraw-Hill, SRA/McGraw-Hill, CTB/McGraw-Hill, and the McGraw-Hill School Division.

         D. "Educational Market" means educational institutions of all types, public and private, at all grade levels, including pre-school, elementary school, middle, junior and senior high school, and all customer types located therein, including students "taught at home," and all K-12 marketing channels of distribution within which EPG directs its marketing and selling efforts. The Educational Market excludes the retail consumer market, the educational trade book market, the 2- and 4-year college market, and the professional book market channels of distribution related to the foregoing markets.
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         E.       "McGraw-Hill Materials" means all educational materials
                  including text, computer programs, pictorial or graphic works, know-how, pedagogy, methods, and other works, which McGraw-Hill provides to TPR for inclusion in a Textbook or Workbook.

         F. "Textbook" means textbooks, both student and teacher editions, that any EPG Division publishes for the Educational Market and which TPR supports, e.g. the Textbook contains TPR Textbook Contributions or any part of the Question Pool, has received TPR Editorial Review, or contains any TPR Mark or a reference to the association with TPR or it is sold using the association with TPR as part of the advertising or promotional program; or EPG distributes a related Workbook; or TPR provides a related Training Seminar or online product.

         G. "TPR Materials" means all educational text, computer programs, pictorial or graphic works, questions, know-how, pedagogy, methods, and other creative works, which result from TPR's services under this Agreement or the Project Agreements.

         H. Each of the following terms is defined in the Section set forth next to it:

                           Acceptance                         IV.E
                           Approval Period                    IV.E
                           Brand Fee                          V.C
                           Change Order                       IV. C
                           Confidential Information           XVII.B
                           Derivative Questions               II.B.4
                           Design Document                    III.A
                           Educational Publisher              XVI.A.
                           EPG Marks                          IX.A
                           EPG Programs                       V.D.1
                           Net Sales                          V.D.6
                           North America                      VIII.C
                           Online Product                     III.B.6
                           Project                            IV.A
                           Project Agreement                  IV.A
                           Project Manager                    IV.B
                           Question Pool                      II.B.4
                           Specification                      IV.A
                           Third Party Materials              VIII.A
                           TPR Editorial Review               II.B.l
                           TPR Marks                          IX.A
                           TPR Textbook Contributions         II.B.2
                           Trademark Materials                XI.B
                           Trademarks                         IX.A
                           Training Seminars                  II.B.5
                           Workbooks                          II.B.3


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II.      THE PARTIES' PERFORMANCE OBLIGATIONS

         A.       EPG's responsibilities include the following:

                  1. prepare Textbooks in accordance with EPG's business judgment, and, unless otherwise agreed, publish them within eighteen (18) months of Acceptance of TPR's Deliverable agreed under a Project Agreement for that particular Textbook, in such style and manner, under any imprint of any EPG Division and at a price EPG deems in the best interest of such Textbook; and keep the Textbooks in print for as long as EPG deems appropriate. EPG's good faith determination of the schedule for, and timing of, publication will be binding on TPR. If a Textbook is being prepared in anticipation of an adoption, and the adopting agency postpones or otherwise delays the adoption, the eighteen- (18-) month period referenced above will be extended for a corresponding period;

                  2. print, publish and sell Workbooks created by TPR, either alone or bundled with each Workbook's corresponding Textbook;

                  3. contribute McGraw-Hill Materials for TPR's use in the creation of TPR Textbook Contributions and Workbooks;

                  4. contribute to the Question Pool * questions from its CTB Division in the same subject matters and in approximately the same relative percentages for each subject matter as the questions that TPR is creating under Paragraph II.B.4;

                  5. arrange and schedule Training Seminars through EPG's Regional Sales Offices;

                  6. sell and market the Online Product, if the parties decide to develop it.

         B.       TPR's responsibilities include the following:

                  1. review, within the limits of its available resources as TPR will decide in its sole discretion, the first page proofs, in whole or in part, of pupil and teacher editions of EPG-prepared Textbooks and offer oral or written comments and suggestions for ensuring that sample test questions and other testing information contained in them is accurate and aligned with state or national standards ("TPR Editorial Review"). TPR will inform EPG if it declines to perform TPR Editorial Review in whole or in part, but if it performs, it will report to EPG as part of the Project Agreement the


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                           number of pages it will review. TPR Editorial Review
                           is intended to enhance, not replace, EPG's normal editorial and fact-checking procedures and will be completed in accordance with a schedule to be agreed upon in writing by the parties;

                  2. prepare one-color pages and other contributions for Textbooks, which may include TPR Materials and McGraw-Hill Materials ("TPR Textbook Contributions");

                  3. prepare Workbooks in print format, each of which will refer to a particular Textbook, or review and revise existing EPG workbooks ("Workbooks");

                  4. create a pool of test questions that can be used by students in grades 2-12 to practice for the major state and national exams (the "Question Pool") and, subject to EPG's determination in Section V.B.4, support the Question Pool so as to keep it technically up-to-date and able to accommodate minor changes to the exams. The initial Question Pool will include * questions that EPG contributes from its CTB Division, * questions from TPR's then-current and future inventory, and * that TPR will create (at least * for each of math and language arts and at least * for each of science and history) on the schedule set out in the attached Exhibit A. If TPR creates a question by electronically altering a question from one test so that it conforms to the appropriate format of a new test, TPR will count the new question as * of a question for the purpose of meeting its quota of questions; if TPR creates a question by manually altering a question from one test so that it conforms to the appropriate format of a new test, TPR will count the new question as * of a question for the purpose of meeting its quota of questions. All such altered questions shall be known as "Derivative Questions." Each question in the Question Pool will be tagged so as to identify whether it was created by TPR, contributed by TPR, contributed by CTB Division, or, if a Derivative Question, from what question it was derived. The major states are Texas, California, Florida, Virginia, and North Carolina, and the major exams are the SAT, ACT, CTBS, Terra Nova, SAT9, and ITBS. If the parties agree, the Question Pool may be expanded to include other states or tests;

                  5. prepare and conduct pre-service, in-service, and other seminars for teachers and administrators about state or national tests, at times and locations as the parties agree ("Training Seminars"); EPG shall have the right, pursuant to a Project Agreement, to review the format, content, and materials that TPR uses for the Training Seminars, and TPR will conduct Training Seminars only with the request and prior approval of the appropriate EPG Regional Sales Office;



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                  6.       sell and market the Online Product, if the parties
                           decide to develop it.

III.     DEVELOPMENT OF THE ONLINE PRODUCT

         A. Design Document. EPG will pay * toward the creation of a design document which contains specifications, features, schedules, and cost estimates for an online product for students, their parents, and teachers that complements the Textbooks ("Online Product") to be delivered through the Internet ("Design Document").

         B. Delivery and Approval. Not later than three days after execution of the Agreement, TPR will deliver the Design Document, which will include TPR's proposed price for the Online Product and a yearly base online fee. After TPR's delivery of the Design Document, EPG will have up to forty-five (45) days in which to decide whether to proceed with the Online Product at TPR's price. If EPG elects to go forward, the parties will enter into a separate agreement.

         C. Option. If EPG elects not to proceed with the Online Product, TPR will be free to negotiate with a third party for publication of the Online Product based on the Design Document, except that if TPR negotiates such a deal within the six (6) months following EPG's rejection of TPR's offer for a price that is less than the price that EPG rejected, TPR must again offer publication to EPG at that price, and EPG will have ten (10) days in which to accept it.

         D. If EPG elects not to go forward with the Online Product, TPR will own all rights including copyright in the Design Document. If TPR publishes the Online Product with another entity, TPR will repay EPG * from the first proceeds of that publishing venture; if TPR publishes the Online Product itself, TPR will repay EPG * which will be offset against the royalties due under Section V.D.1 in three equal amounts over the three years following TPR's publication.

IV.      PROJECT AGREEMENTS AND PROJECT MANAGERS

         A. Project Agreements. TPR Editorial Review, TPR Textbook Contribution, Workbook, Training Seminar, Question Pool, and, if developed, Online Product (collectively or singly, "Project") must be the subject of a Project Agreement that conforms to the Sample Project Agreement attached to this Agreement as Exhibit B and incorporated in it ("Project Agreement"). No Project Agreement is effective unless signed by both parties. "Specifications" refers to all the information contained in a Project Agreement or a Change Order. No Specification in a Project Agreement that conflicts with a provision of this Agreement is valid, unless the Project Agreement is signed by an officer of each of the parties.

         B. Project Manager. Each party must designate a "Project Manager" for each Project Agreement. Each of the Divisions is entitled to negotiate and enter into Project


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                  Agreements with TPR. EPG's Project Manager will initiate
                  Project Agreements. Project Managers will be responsible for managing each party's performance under a Project Agreement. Project Managers will coordinate and facilitate communication between the parties, direct activity for their respective parties, send and receive notices, schedule meetings, review and accept Deliverables and the performance of services, and authorize payments, among other management duties.

         C. Change Orders. Material changes in the Specifications of a Project Agreement or for any material aspect or detail related to the performance of a Project, including changes in Deliverables, schedule dates, payment amounts, or other matters will be made by use of a Change Order that conforms to the Sample Change Order attached to this Agreement as Exhibit C ("Change Order"). A Change Order will become part of the Project Agreement that it modifies, and will become effective only when it is signed by each party's Project Manager for the Project Agreement that it modifies, but no Specification in a Change Order that conflicts with a provision of this Agreement is valid, unless the Change Order is signed by an officer of each of the parties.

         D. Progress Reports. Project Managers will notify each other promptly of any factor, occurrence, or event that may affect the party's ability to meet the Specifications of a Project Agreement or that is likely to occasion any material delay or accelerate completion of the Project. As reasonably requested, TPR's Project Manager will provide EPG from time to time with oral or written reports on the progress of services performed and required under each Project Agreement. Unless EPG gives notice of dissatisfaction within five (5) business days of TPR's report, TPR will be entitled to assume that its progress is satisfactory to EPG, and EPG will not later claim lack of Acceptance based on circumstances of which it was notified but did not object.

         E. Acceptance. TPR will deliver any Deliverable for any Project in accordance with the applicable Project Agreement, including timetables. The Deliverables for any Project including electronic files and/or camera-ready copy shall be prepared in accordance with professional standards in the trade. "Acceptance" means that EPG has determined in its reasonable judgment that a Deliverable or TPR's services meet the agreed Specifications in the applicable Project Agreement and this Agreement, or EPG's Project Manager has allowed the Approval Period to pass without rejecting TPR's Deliverables or services. The "Approval Period" will be a reasonable period to keep the Project on schedule, generally not to exceed 14 days after TPR's delivery of a Deliverable.

         F. Non-Acceptance. If EPG determines that a Deliverable or service is not Acceptable, EPG will so notify TPR within the Approval Period specifying to the


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                  extent practical, how and to what extent, the Deliverable or service is deficient and how it should be modified in order to make it Acceptable. TPR will make changes in the Deliverable or provide additional services at its own cost to make the Deliverable or services Acceptable and re-deliver the revised Deliverable to EPG. EPG will indicate its Acceptance of the revised Deliverable according to the procedure established for Acceptance of any Deliverable.

         G. Deliverables and Services that are Not Acceptable. If TPR fails to modify or correct Deliverables or services or if, after modification, they are still not Acceptable to EPG, EPG will have the right, in its sole discretion:

                  1. to permit TPR to finish, correct or improve any unsatisfactory Deliverable of a Project by a reasonable date specified by EPG, or

                  2. either as an alternative or in addition to TPR's revision under (1) above, to make arrangements with third persons or entities, as EPG may select, to correct, revise and complete the Deliverable so as to make it Acceptable to EPG. In that event, EPG may charge the reasonable cost of such arrangements to TPR from funds due to TPR under this Agreement giving TPR credit for any savings EPG may have realized, but the costs of those changes charged to TPR will not exceed the monies due TPR for the applicable Project Agreement.

V.       PAYMENT FOR PROJECTS AND ROYALTIES

         A. Payment Authorization. No royalty or other compensation will be due or payable to TPR in relation to any Project or the exercise of any rights, except as is expressly provided in this Agreement as duly amended or in a Project Agreement or Change Order.

         B.       Project Fees.

                  1. For TPR's services in connection with the TPR Textbook Contributions and Workbooks, EPG shall pay TPR * per one-color page. The payment may vary upwards upon mutual agreement reflected in a Project Agreement depending on factors such as increased complexity, additional colors, and, in future years, inflation based on the Consumer Price Index. The payment may also vary downwards upon mutual agreement if the TPR Workbook or the TPR Textbook Contributions require only minor revisions due to small changes in a state test or in the related Textbook. Unless otherwise provided in the Project Agreement, EPG shall pay TPR half of the fee due under each Project Agreement upon signature, and the remainder within 45 days of TPR's final delivery of the Deliverable under any Project Agreement unless the Deliverable is rejected within the Approval Period.


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                           EPG's final payment will not by itself be deemed
                           Acceptance of the Deliverable if the Deliverable has been rejected during the Approval Period, and EPG shall have a right to set off against amounts due to TPR under this Agreement any final payment made on a Deliverable that is not Accepted within the Approval Period. TPR acknowledges receipt from EPG of a pre-payment of * toward the services under this provision.

                  2. For TPR's services in connection with TPR Editorial Review where there has been review only and no TPR Textbook Contribution, EPG shall pay TPR * for each edited page that EPG submits to TPR for review.

                  3. For conducting Training Seminars, EPG shall pay TPR monthly * per full-day seminar and * per half-day seminar, plus reimbursement of costs for travel, lodging, and meals, upon submission of reasonable proof of expenditures over $50 in accordance with EPG's reimbursement policies and practices, and the TPR regional office will invoice EPG's local regional sales office directly for such services and costs. EPG is responsible for invoicing and collections from customers.

                  4. Question Pool. Under a Project Agreement under this Agreement for TPR's preparation of * questions as provided in Paragraph II.B.4, EPG will pay a total of
                           * according to the following schedule: for contract year * for contract year * and for contract year * The payment for the 1998-99 contract year is due upon execution of this Agreement, and subsequent payments are due on the anniversary date of this Agreement. In addition, EPG will pay TPR * annually at the beginning of each contract year in order to support the Question Pool, except that after the first year and on six (6) months' notice, EPG may discontinue the * support fee if it reasonably concludes that continued support of the Question Pool is unnecessary to its continued usefulness. The first annual fee will be due upon execution of the Agreement. If new questions are required because of changed circumstances such as new tests, they will be prepared under separate Project Agreements that include an agreed fee.

         C. Brand Fee. Within 45 days of December 1, 1998, and within 45 days of December 1 of each subsequent year of the contract, EPG will pay TPR for use of the TPR Trademarks on materials in the EPG Programs as follows: *

         D.       Royalties.

                  1. During the term of the Agreement, EPG shall pay TPR the following royalties based upon net sales of all components of all EPG Programs except those listed on Exhibit D, which may be amended by mutual consent, and upon net sales of any Textbook or Workbook with a


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                           copyright date earlier than EPG Programs, to which
                           TPR has contributed or which it supports in any way:

                           a.       For all language arts programs,  *

                           b.       For all non-language arts programs,  *

                           An "EPG Program" means each program for the math subject area beginning with those bearing a 1999 copyright date and each program for the social studies, science, reading/literature, and language arts subject areas beginning with those bearing a 2000 copyright date, which are published by the Glencoe/McGraw-Hill and McGraw-Hill School Divisions and the Open Court Reading and Open Court Math programs of the SRA/McGraw-Hill Division. Notwithstanding the foregoing, EPG Programs do not include the 1999 Glencoe/McGraw-Hill "Math Applications and Connections" math program outside of Texas unless TPR later contributes or supports it in some way.

                  2. As soon as EPG establishes its divisional sales projections, it will provide TPR with the sales goals (in dollars) for the EPG Program that make up those projections, which shall constitute Confidential Information under Section XVII.

                  3. If an EPG Program exceeds its sales goal, EPG will pay an additional royalty as follows:

                           a. for those net sales that are more than * and less than or equal to * the above goal, an increase of * ,

                           b. for those net sales that are more than * and less than or equal to * the above goal, an increase of * and

                           c. for those net sales that are more than * the above goal, an increase of *

                  4. If an EPG Program fails to meet its sales goal, the royalty rate otherwise payable to TPR on such EPG Program shall be reduced as follows:


                           a. if such net sales are less than * of that EPG Program's goal but not less than * of goal, a reduction of * ,

                           b. if such net sales are less than * of that EPG Program's goal but not less than * of goal, a reduction of * ,



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                           c.       if such net sales are less than * of that
                                    EPG Program's goal, a reduction of *

                  5. After the termination or expiration of this Agreement, EPG will continue to pay TPR royalties at the rates stated in Sections V.D.1 and D.6 for any EPG Program to which TPR contributed in any way during the term of the Agreement.

                  6. In any contract year, the royalty amounts due TPR will not exceed *

                  7. Notwithstanding the foregoing royalty obligations, on all copies of any elements of the EPG Programs sold at a * forth in Section V.D.1 above.

                  8. No royalties are payable for the following: copies of a Textbook or any component of an EPG Program, distributed or disposed of at or below cost, including copies provided in connection with the sale of other copies; copies furnished for review, publicity, promotion, sample or similar purposes, or for charitable or other public purposes; or for copies furnished gratis to TPR or to others at TPR's request. For purposes of this provision, copies sold or distributed or disposed of at a discount of * or more from the lowest state adoption price of the Textbook, shall be deemed sold below cost.

                  9. As used in this Section, V.D, "net sales" means, with respect to EPG's sales, the net cash amount actually received by EPG from each copy sold of any component or material in the EPG Programs or, after the termination of the agreement, any Textbook, not credited for return, after discounts, any depository charges and exchange allowances.

                  10. Beginning after publication of the first Textbook, EPG will render royalty statements in April and October for semi-annual accounting periods ending December 31, and June 30 of each year in accordance with its regular practices. Each statement will be accompanied by payment of monies shown to be due after recoupment of amounts payable as recoverable advances, if any.

                  11. EPG's failure to pay the Brand Fee, royalties, or Project Fees when due, unless excused by TPR, is a material breach of the Agreement, entitling TPR, in addition to all other remedies, to terminate the Agreement.

VI.      AUDITING

         Each party shall keep and maintain accurate books and records with respect to financial


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         transactions relating to this Agreement. Where financial figures have been agreed upon as an element of this Agreement or a Project Agreement, each party and its agents shall have audit rights and access to the other's books and records limited to those financial figures, upon reasonable notice, at reasonable intervals, to determine the accuracy of such financial figures and the royalties due under this Agreement or any Project Agreement. Such examination shall be at the examining party's expense unless it discovers accounting errors of more than four percent (4%) to its disadvantage for any single accounting period, in which case, the examined party will pay the reasonable costs of the audit.

VII.     COPYRIGHT AND LICENSES

         A. Ownership. EPG and TPR agree as follows concerning ownership and the respective rights and licenses of each party:

                  1. McGraw-Hill Materials. As between McGraw-Hill and TPR, McGraw-Hill owns or controls all rights, including copyright in McGraw-Hill Materials, unless otherwise stated in writing by EPG. EPG may provide TPR with McGraw-Hill Materials, at EPG's sole cost, for use in or in connection with any Project, together with the right to adapt the McGraw-Hill Materials for the purposes of this Agreement as stated in a relevant Project Agreement.

                  2. TPR Materials. As between TPR and EPG, TPR owns or controls all rights, including copyright, in TPR Materials.

                  3. TPR Editorial Review. TPR Textbook Contributions and Workbooks. Except for TPR Material that is contained in the Question Pool, Online Product, if developed, and Training Seminars and subject to Section XIII.B, all TPR Materials created in performing the TPR Editorial Review, and contained in the TPR Textbook Contributions and the Workbooks have been specially commissioned by EPG as Works Made For Hire, and EPG shall be considered the author and the owner of the copyright in them for all time everywhere in the world. If it is determined that the TPR Materials that EPG has commissioned as Works Made For Hire are not Works Made For Hire, then as of the date of this agreement and subject to Section XIII.B, TPR hereby assigns them to EPG outright and forever throughout the world.

                  4. Question Pool. TPR and EPG jointly own all right, title and interest in the TPR Question Pool, including copyright, except that (a) the TPR questions contributed from TPR's inventory and Derivative Questions based on them shall remain the property of TPR, and (b) any questions supplied by CTB and Derivative Questions based on them shall remain the property of CTB.

                  5. TPR Training Seminars. TPR owns all right, title and interest, including


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                           copyright, in the Training Seminars.

                  6. EPG is not authorized to revise any Textbook or any component of an EPG Program using any TPR Materials or TPR Marks in which TPR owns rights without entering into a new agreement with TPR. Nothing shall prevent EPG from revising any Textbook or component of an EPG Program without use of TPR Materials or TPR Marks.

         B. Copyright Notices. EPG and TPR will publish respectively EPG Programs and Textbooks (EPG) and Training Seminars and, if developed, the Online Product (TPR) with copyright notices in conformity with United States copyright law and the Universal Copyright Convention, including notice of the other's copyright in any TPR Materials or McGraw-Hill Materials. After publication, each party may, but is not obligated to, register copyright in its respective works in its own name (or, for EPG, the name of one of the Divisions). Each party is authorized to execute all documents necessary to register copyright or to extend the copyright in any manner provided by law anywhere in the world, but is not obligated to do so.

         C. Further Documents. Each party agrees to execute any document the other party deems necessary to evidence, perfect, record, or otherwise confirm the rights transferred or licensed under this Agreement.

         D. EPG Use of TPR Ideas, Concepts. Any other provision of this Agreement notwithstanding, in connection with its performance under this Agreement, EPG and TPR may each use any ideas, concepts, approaches, suggestions and other similar material suggested or communicated by the other without additional credit or additional compensation of any kind.

         E. Other Publishing Ventures. Without limitation of any of the foregoing grants and licenses of this Section VII and so long as EPG itself receives no revenues, EPG may, without any additional compensation to TPR, itself publish or license others:

                  1. to publish any component of an EPG Program, including any TPR Materials in whole or in part, in forms and special formats for the handicapped, such as Braille and recordings for the reading impaired, throughout North America in the English or Spanish language, if applicable rights have been cleared and special editions of the Textbook, for use in special programs for the learning disadvantaged;

                  2. to use selected portions of an EPG Program, including TPR Materials for publicity or promotional purposes for the EPG Programs in print format and on radio and television broadcasts; and

                  3. to publish in any form, excerpts, summaries, and serializations of any part of an EPG Program, including Textbook and TPR Textbook Contributions in audiovisual, computer, or other versions of the Textbooks, only for use in connection with or to assist in use of a version of the Textbooks or in advertising and promotion of a version of the Textbooks, provided that TPR has reviewed them and TPR will not unreasonably refuse a request to do so.

                  4. Display on Closed Circuit Cable Systems. EPG may license others, free of charge, to Display and transmit any part of an EPG Program, in whole or in part, including any Textbook or Textbook Contribution, by means of closed circuit cable systems intended primarily for educational purposes.

VIII.    LICENSED THIRD-PARTY MATERIALS

         A. TPR will obtain written, non-exclusive licenses to include in Projects any third-party material included in the TPR Materials that is still in copyright as well as any other material for which permission is necessary in connection with TPR's warranties in Section XIV of this Agreement ("Third Party Materials"). Third Party Materials include text, computer programs, pictorial or graphic works, musical compositions, sound recordings, audiovisual works and other copyrightable material licensed from a third party. If TPR is unable to obtain licenses for the rights set forth in Section VIII.C. that are satisfactory to EPG, mutually agreeable material will be substituted.

         B. EPG will obtain written licenses to include in Projects any third-party material in copyright that EPG directs TPR to include in Projects.

         C. Scope of Third-Party Licenses. To the extent possible, TPR will obtain rights to Third Party Materials in the English language for print media and, if appropriate, online publication in the Educational Market (1) in the United States of America, its territories and possessions, (2) in those jurisdictions outside the United States, which EPG will identify for TPR, that service the U.S. military (Dodds) and other U.S. agency-related personnel or at which American textbooks are used on a regular basis, such as "American" or "International" schools established principally to educate American or English speaking nationals, and (3) in the Dominion of Canada (all the foregoing, "North America"). If the parties agree in specific Project Agreements to designate the Spanish Language or any other language, electronic or other media publication rights, or other rights, including worldwide rights, then to the extent possible, TPR will obtain such rights in Third Party Materials.

         D. Documentation of Licenses. TPR agrees to deliver to EPG copies of all licenses for Third Party Materials and, if not provided in those
                  documents, the source of the Third Party Materials, the grantor's name and address, and, if for a computer program, the release and version numbers. Licenses for Third Party Materials are to be in a form EPG provides or, if not provided, in whatever form TPR chooses. TPR will provide this information and documentation as part of the on-going developmental process but not later than the final delivery of Deliverables for any Project Agreement.

         E. Costs of Licenses. EPG will pay the costs of the licenses for Third Party Materials either directly to the third-party owner or by reimbursing TPR in those cases where TPR has paid the third-party owner.

IX.      TRADEMARK LICENSES

         A. Marks. "Trademark" means the trademarks, service marks, and trade names listed in the attached Exhibit E, as amended from time to time, whether or not registered (collectively, the "Trademarks"). Trademarks owned by TPR are identified as "TPR Marks." Trademarks owned by McGraw-Hill are identified as "EPG Marks."

         B. Ownership of Textbook and Workbook Titles. EPG may obtain trademark or service mark protection for the name that it chooses to identify any EPG Program, Textbook, Workbook, or other component of it. EPG shall own all rights in such Trademarks. TPR agrees to cooperate to the extent reasonably requested by EPG in furnishing information and executing documents which may be required in connection with registration of any such EPG Marks or to confirm EPG's ownership or rights to use any such EPG Marks.

         C. Ownership of Training Seminar and Online Product Titles. TPR may obtain trademark or service mark protection for the name that it chooses to identify any Training Seminars and the Online Product. TPR shall own all rights in such Trademarks. EPG agrees to cooperate to the extent reasonably requested by TPR in furnishing information and executing documents which may be required in connection with registration of any such TPR Marks or to confirm TPR's ownership of or rights to use any such TPR Marks.

         D. EPG Use of TPR Marks. Subject to the terms and conditions of this Agreement, TPR hereby grants to EPG a non-exclusive, nontransferable license to use the TPR Marks solely in North America (1) on and in connection with any Textbook that has undergone TPR Editorial Review or contains TPR Textbook Contributions and on Workbooks, (2) with advertising and promotional materials for the Projects, and (3) to publicize EPG's relationship with TPR under this Agreement. EPG may not use or reproduce the TPR Marks in any manner whatsoever other than as expressly permitted by this Agreement.

         E. TPR Use of EPG Marks. Subject to the terms and conditions of this Agreement, EPG hereby grants TPR a non-exclusive, nontransferable license to use the EPG Marks solely in North America (1) on and in connection with the Training Seminars and the Online Product, if developed, (2) to publicize the fact of TPR's relationship with EPG under this Agreement, and
                  (3) to publicize TPR's contribution to and role in preparing the Projects. TPR may not use or reproduce the EPG Marks in any manner whatsoever other than as expressly permitted by this Agreement.

         F. Ownership of Marks. Each party agrees and acknowledges that the other owns and retains all right, title and interest in and to its respective Trademarks. Except as expressly granted in this Agreement, no party shall have any rights in the other's Trademarks. The licenses each party has granted the other are personal to the other party, and neither shall assign, transfer or sub-license its rights in the other's Trademarks in any manner without the prior consent of the party owning the Trademarks, and any transfer in violation of this restriction will not be valid. Neither party will use or take any action with respect to the other party's Trademarks except in a manner that does not interfere, derogate or diminish the party's rights in its Trademarks, either during the term of this Agreement or afterwards. Each party agrees not to adopt, use or register any corporate name, trade name, trademark, service mark or certification mark, or other designation similar to, or containing in whole or in part, the Trademarks belonging to the other. Any and all goodwill arising from use of the EPG Marks and TPR's Marks shall inure solely to the party owning said Trademarks respectively. Upon termination of this Agreement, each party shall cease use of the other's Trademarks.

X.       TRADEMARK IDENTIFICATION; CREDIT

         A. Trademark Notices on Textbooks. EPG shall cause to be imprinted irremovably and legibly marked on each copy of Trademark Materials, appropriate trademark notices with respect to the TPR Marks (and any component of them) as TPR specifies in each case, including the initials "TM" or the letter "R" encircled, or "*" (asterisk), and such legend(s) as TPR may require, including a legend indicating that the TPR Marks are owned by TPR, and are being used by EPG under license from TPR. The size, location and other details of placement of the TPR Marks on the Trademark Materials, shall be determined by EPG in consultation with TPR's Project Manager.

         B. EPG will credit TPR for its contributions to the Projects. Attribution credit will generally be as follows, but must be approved by TPR:

                  1. TPR's Trademark will appear on the title page of a Textbook (both student and teacher edition);

                  2. TPR will be listed as an author or contributor (as applicable) on those pages where like authors of the Textbook are listed;

                  3. TPR will be listed as a content reviewer on the reviewer page of the Textbook, if TPR performs TPR Editorial Review.

XI.      TRADEMARK QUALITY, INSPECTION AND APPROVAL

         A. Quality of Textbooks. EPG agrees to maintain the quality of the Textbooks and Workbooks on which the TPR Marks are used at least equal to the quality of textbooks and other materials currently published by EPG, which employ EPG's own trade name and TPR Marks. The Textbooks will comply with applicable National Association of State Textbook Administrators standards. TPR will likewise maintain the current level of quality of the materials on which it uses EPG Marks.

         B. Samples and Review of Marks. At each party's request, the other party shall supply the requesting party with suitable specimens of the Projects and advertising and promotional materials (singly or collectively, "Trademark Materials"), which demonstrate its use of the other's Trademarks in the manner specified in the Agreement. Each party shall cooperate fully with the other party to facilitate periodic review of its use of the other's Trademarks and its full compliance with the quality standards described in this Agreement.

         C. Approval of Trademark Use. Each party will abide by the other's reasonable requirements with respect to Trademark usage. Each party reserves the right to approve the other's use of its Trademarks in promotional materials and in any press/public releases of information. Each party reserves the right to approve use of its Trademarks before the other party's use. Accordingly, each party agrees to submit to the other for approval, before use, distribution or disclosure all Trademark Materials. Each party shall act promptly in granting or denying approval. Once a usage of the marks has been approved, the same usage need not be resubmitted for approval and may be used again in the like manner unless approval is withdrawn by the owner. Any disapproval shall specifically state the reason(s) for which approval is being denied. Any approval or denial of approval shall be made within five (5) business days of submission for review. If either party fails to respond to a request for review, the submission shall be deemed approved and may be used by the submitting party without liability to the other. Approval for any such presumed usage may subsequently be withdrawn by the owner of the marks, and the other party shall take all reasonable actions to curtail and cease such disapproved usage but may use any existing materials, and any materials which are required to be produced immediately to meet immediate adoption delivery deadlines. If problems occur with the foregoing approval process, either party may request a reasonable change in the process to alleviate the problem.

         D. No Assumption of Liability. Review and approval by either party of the use of the other's Trademarks shall be limited to trademark usage, but reasonable and responsible comment may also be volunteered as to content and context, and each party will consider the other's comments. Neither party assumes any liability for the content of the other's advertising, promotional statements or other materials, even if it has reviewed and approved usage of its Trademarks in such materials or communications.

         E. For purposes of trademark application, registration, recordation, and registration in the U. S. or elsewhere in the world, each party agrees, at the other's reasonable request, to provide necessary information and samples of Trademark Materials, and to execute and return promptly to the other any necessary document, including documents which evidence a party's ownership, assignment or license of rights with respect to the Trademarks.

XII.     FAILURE TO PUBLISH; REVERSION OF RIGHTS

         A. TPR Request for Publication. If EPG does not publish a Textbook within the period provided in Section II.A.1, TPR may at any time thereafter deliver to EPG a request under Section XVIII.H to publish the Textbook within twelve (12) months after EPG's receipt of TPR's request. If EPG fails to comply with TPR's request within such period, (1) this Agreement and the respective Project

                  Agreement for the Textbook will terminate without further notice at the end of such period, and (2) all of TPR rights in the TPR Materials in the specific unpublished Textbook will revert to TPR without further obligation or liability on the part of either party to the other, except for any questions, which will become part of the Question Pool. The termination and reversion of rights provided in this Section XII.A shall be TPR's sole remedy if EPG fails for any reason to Publish a Textbook in which TPR Materials were intended to appear.

         B. Reversion of Rights. Five years after the copyright date of any Textbook, all of TPR's rights in the TPR Materials for that Textbook and any related Project shall revert to TPR, except for any questions, which will become part of the Question Pool. Notwithstanding that reversion, EPG shall have the right, subject to the royalty payment provisions of this Agreement, to continue selling Textbooks and related Projects as part of the EPG Programs developed during the term of this Agreement, and any licenses previously granted will continue in effect to the end of their terms, and EPG will be entitled to its share of amounts received under any such licenses. EPG agrees to execute such documents as TPR reasonably requests to confirm any reversion of rights under this section.

         C. Rights After Reversion of Rights. In the event of reversion of rights under Section XIII.B, EPG shall be entitled to prepare and publish new or different textbooks using the same or similar concepts, approaches and organization as were used in the Textbooks, but shall not publish anything that infringes TPR's rights in TPR Materials.

XIII     TERM AND TERMINATION

         A. Term. Except for the payment of royalties due after termination and any provision that survives termination under
                  Section XVIII.E, the Term of the Agreement in which the parties may commence new Project Agreements is four (4) years, and then the Agreement will renew automatically for one-year terms unless either party gives one (1) year's prior notice of termination.

         B. EPG's Termination of the Agreement. EPG may terminate this Agreement under the following circumstances:

                  1. TPR enters into any voluntary or involuntary declaration of bankruptcy or there is a general assignment for the benefit of TPR's creditors occurring before TPR's delivery to EPG of the final Deliverables due under any completely executed Project Agreement, or

                  2. TPR materially breaches this Agreement and fails to cure the breach within the time period specified in
                           Section XIII.F, or

                  3. upon notice to TPR, if TPR's failure to perform Project Agreements is substantial, material, and repetitive, and TPR has received notice of such failure(s) and has been accorded a commercially reasonable opportunity to cure such failures, but has not done so, with the result that the intent of this Agreement is frustrated.

         C. EPG's Termination of a Project Agreement for Cause. EPG may terminate a Project Agreement under any of the following circumstances:

                  1. if a Deliverable, as corrected, revised, or completed pursuant to Section IV.G is not acceptable to EPG, or

                  2. TPR's performance or delivery is so untimely that EPG is unable to publish Textbooks in accordance with the school adoption schedules; or

                  3. TPR materially breaches a Project Agreement and fails to cure the breach within the time period specified in Section XIII.F.

         D. TPR's Termination of the Agreement. TPR may terminate this Agreement, in whole or in part in accordance with this Section XIII if:

                  1. during the period when a Textbook is being prepared, EPG or McGraw-Hill enters into any voluntary or involuntary bankruptcy or there is a general assignment for the benefit of EPG's or McGraw-Hill's creditors, or

                  2. EPG breaches a material provision of this Agreement and fails to cure the breach within the time period specified in Section XIII.F.

         E. EPG's Termination or Delay of a Protect Without Cause. Notwithstanding any other provision of this Agreement and any Project Agreement, EPG shall have the right in its sole discretion, to terminate or to delay a Project Agreement based upon changed business circumstances, including cancellation of an adoption for which the work is being prepared. Upon EPG's notice to TPR of any such termination or delay, each party will cooperate to immediately cease performance of said Project Agreement so as to mitigate costs for each party. EPG will pay TPR for all services performed that EPG has approved in accordance with the Project Agreement, up to the date of termination. EPG will also pay TPR the amount of any bona fide "cancellation fees" payable to third parties arising from TPR's canceled commitments to others. In addition, EPG shall pay to TPR, ten percent (10%) of the amount remaining of the unpaid Project fees as stated in this

                  Agreement and the relevant Project Agreement, as modified by any Change Order, as liquidated damages, and not as a penalty, for cancellation. Upon payment, neither party will have any further obligation or liability to the other under the terminated Project Agreement, except those that survive under
                  Section XVIII.E. If EPG delays a Project, the parties will cooperate to make for a smooth, economical transaction under the circumstances by adding other Project(s) or by taking other appropriate measures.

         F. Right to Cure. Except for termination under Section XIII.E above, neither party may terminate this Agreement or any Project Agreement unless and until the party seeking termination gives notice to the other party stating that it intends to terminate this Agreement or any Project Agreement and specifying the nature of the breach or default and unless the receiving party fails to cure such breach or default within thirty (30) days after receipt of the notice (or such longer period of time as may be specified in the notice).

         G.       Consequences of Termination

                  1. Upon EPG's notice of termination of a Project Agreement under Section XIII.C. l above, EPG may elect to: (a) retain any Deliverable in its latest form of completion (including all prior drafts, versions, builds or releases) and to own whatever rights in it that have been granted in accordance with this Agreement and the Project Agreement for that Project, with no additional payments by EPG other than what has been made as of termination; or
                           (b) return the Deliverable to TPR and grant back to TPR, without warranty of any kind, all rights TPR granted to EPG under this Agreement and the Project Agreement for that Project, and TPR will return payments made under the Project Agreement but not expended before notice of termination.

                  2. Upon termination or expiration of this Agreement, TPR will own all right, title, and interest, including copyrights and other rights in the Online Product, if developed, and the parties will divide the Question Pool evenly and randomly by subject between the two parties, except that (a) the questions TPR initially contributed from its inventory shall be allotted to TPR, (b) the questions CTB initially contributed shall be allotted to EPG; and (c) the Derivative Questions shall be assigned to whichever party is allotted the question from which the Derivative Question was derived. Each party hereby assigns to the other party as of the date of termination its joint right, title, and interest, including copyright, in the remaining questions in the Question Pool allotted to the other party. Each party agrees to execute such documents as the other reasonably requests to confirm such assignment of rights under this section.

                  3. All the assignments under this Section XIII.G are subject to the exclusive license granted to TPR in
                           Section XVI.A.2.

                  4. If either party terminates this Agreement, the rights and remedies of the parties are cumulative, and each party also has all the rights and remedies provided by law or equity.

         H. Effect of a Project's Termination on Other Projects. Termination of a portion of this Agreement or any Project Agreement relating to a Project shall not affect those provisions relating to the rights in copyrights or payment of royalties or other monies based upon the sale or licensing of Projects containing TPR Materials or bearing TPR Marks already published under this Agreement or EPG's recovery of any advance in royalties EPG paid to TPR.


XIV.     REPRESENTATIONS AND WARRANTIES

         A.       McGraw-Hill warrants and represents as follows:

                  1. McGraw-Hill has the full right, power, and authority to enter into this Agreement, and McGraw-Hill has not and will not assign, pledge or encumber its rights in the Question Pool to any other person or entity.

                  2. Except for TPR Materials, the EPG Programs, the Projects and Textbooks contain nothing that is obscene, libelous, defamatory, or, when taken as a whole is substantially inaccurate, or injurious, and appropriate warnings and safety instructions are included in Projects concerning any particular hazards.

                  3. Except for TPR Materials, the EPG Programs, the Projects, Textbooks, and EPG Marks contain nothing that violates or infringes a copyright, patent, trade secret, or other literary property rights; or that violates the rights of any person, including the right of privacy, publicity, or moral right; or that violates any EPG contract, express or implied; or that discloses any information that EPG has obtained in confidence or with the understanding that it would not be disclosed or published.

                  4. EPG will use the TPR Marks on and in connection with any Project solely as provided in this Agreement and any applicable provision of any Project Agreement and will not use the TPR Marks on or in connection with other goods, products or services.

                  5. EPG makes no representation or warranty concerning the timing of a Textbook's publication or the number of copies of a Textbook that will be sold.

         B.       TPR hereby warrants and represents as follows:

                  1. TPR has the full right, power, and authority to enter into this Agreement and to grant, transfer, and assign the rights granted and transferred in this Agreement and TPR has not and will not assign, pledge or encumber such rights or its rights in the Question Pool to any other person or entity.

                  2. Except for Third-Party Materials and any public domain material, TPR is the sole developer of TPR Materials, and TPR Materials are original and previously unpublished, except as may be disclosed in a Project Agreement.

                  3. TPR Materials contained in any Projects contain nothing that is obscene, libelous, defamatory, or, when taken as a whole, are substantially inaccurate, or injurious, and appropriate warnings and safety instructions are included in Projects concerning any particular hazards.

                  4. TPR Materials and TPR Marks contained in any Project, including any programming code, contain nothing that violates or infringes a copyright, patent, trade secret, or other literary property rights; or that violates the rights of any person, including the right of privacy, publicity, or moral right; or that violates any TPR contract, express or implied; or that discloses any information that TPR has obtained in confidence or with the understanding that it would not be disclosed or published.

                  5. TPR will use the EPG Marks on and in connection with any Project solely as provided in this Agreement and any applicable provision of any Project Agreement and will not use the EPG Marks on or in connection with other goods, products or services.

                  6. TPR makes no representation or warranties relating to the content of any Project that is not TPR Materials.

         C. Each party shall abide by all applicable laws in performing this Agreement.


XV.      INDEMNIFICATION

         A. Each party will defend and indemnify the other party, its successor and assigns, and any seller or licensee of the EPG Programs against all damages (including settlement), costs, and expenses, including reasonable attorney's fees, based on any third-party claim that said party's contribution infringes that third party's copyright, trademark, patent, trade secret, other proprietary right, or that third party's personal property right, or any third-party claim, which, if proved, breaches any of the representations or warranties made by said indemnifying party in this Agreement, whether or not the claim results in a judgment. If such a claim has occurred, or in the opinion of the party is likely to occur, the other party agrees to permit the indemnifying party, at its option and expense, to settle any claim, action, change or proceeding on such terms as it deems advisable, or either to procure the right to continue selling, promoting or using the allegedly infringing contribution, or to replace its contribution or Trademark so that the allegedly infringing contribution or Trademark is non-infringing or non-offending. Modification of the infringing or offending contribution shall not negate the indemnifying party's obligation to indemnify the other party in accordance with the terms of this Agreement.

         B. Each indemnifying party will have the right to defend with counsel of its own choosing. If the indemnified party desires to retain its own counsel, it will do so at its own cost. The indemnifying party shall pay any resulting costs, damages, liabilities and expenses, including reasonable attorney's fees, provided that the party seeking to be indemnified promptly notifies the indemnifying party of the claim and cooperates in the defense at the indemnifying party's expense, and that the indemnifying party has sole control of the defense and all related settlement negotiations.

XVI.     NON-COMPETITION

         A.       TPR

                  1. Competition During the Term of the Agreement. During the term of the Agreement, TPR agrees it will not enter into a similar agreement with a person or that part of a firm, corporation, company, partnership or other entity engaged in the development, publication, and distribution of proprietary educational materials to the Educational Market ("Educational Publisher"). Also during the term of the Agreement, each party (including the Divisions) is entitled to use the questions that it contributed to the Question Pool from inventory in other ventures so long as such ventures do not compete with this Agreement.

                  2. Competition After the Term of the Agreement. For so long as a Textbook is being sold as part of an EPG Program, TPR will not, for itself or an Educational Publisher, without EPG's prior consent, use or publish more than forty percent (40%) of the TPR Materials in another secondary school textbook or elementary school program, so that such textbook or program might compete with or injure the profitability of that Textbook or the EPG Program.

                  3. TPR Trade Books. Both during and after the term of this Agreement, regardless of which party terminates the Agreement, TPR will have the exclusive right, without any compensation to EPG, to use the Question Pool, except for the CTB questions and derivatives for trade print publications and for products which are noncompetitive with the EPG Programs, so long as not more than forty percent (40%) of any such trade publication includes questions from the Question Pool. If the parties do not go forward with the Online Product under Section III, each party will have the right to use 50% of the Question Pool without accounting to the other party, except that neither party will be able to use the questions that the other party initially contributed to the Question Pool from inventory and the Derivative Questions based on those contributed questions.

         B. EPG. During the term of the Agreement, EPG will not retain another person or business entity to substitute for TPR in connection with the services that TPR performs under this Agreement.

         C. Ability to Compete. Except as expressly stated in this Section XVI, each party acknowledges that the other may publish textbooks, test questions, or materials within the same or similar areas of general or specific interest as a Textbook published under this Agreement, and nothing in this Agreement shall inhibit a party from that practice. Each party understands that the other party is in the business of providing goods and services of many types, and it is not the intent of this Section XVI to unduly curtail the freedom of either party to conduct its business affairs, to enter into agreements with others, or to offer goods or services to its customers in accordance with its business judgment. This
                  Section XVI is to be construed in a reasonable manner with the intent of protecting each party's right to carry on its own business while ensuring that each enjoys the benefits of its bargain under this Agreement.


XVII.    CONFIDENTIAL INFORMATION

         A. Nondisclosure. Confidential Information is and remains the property of the disclosing party. The parties will hold Confidential Information in confidence and treat it as each treats its own Confidential Information and will not disclose it to any third person without the express consent of the other party, except that the parties may disclose Confidential Information, including the terms of this Agreement, for the purpose of obtaining legal, financial or tax advice. A material failure to abide by these provisions shall constitute a material breach and cause for termination of this Agreement.


         B. Definition of Confidential Information. "Confidential Information" means all information that either party discloses to the other and identifies as "confidential" or "proprietary," or which, under all of the circumstances, should reasonably be treated as confidential or proprietary, including the content of a Textbook, its publication date, the development fees, royalties rates and amounts paid, all information that relates to each party's past, present, and future research, development, plans, sales and business activities, as well as all information, conclusions, drafts, programming and associated materials and Textbook product resulting from TPR's performance under this Agreement. Upon termination or expiration of this Agreement, each receiving party will return all Confidential Information to the disclosing party, or destroy it and certify its destruction. The terms and conditions of this Agreement and information learned during an audit conducted under Section VI are Confidential Information, except that either party may disclose the terms of the Agreement for the purpose of seeking legal, financial, or auditing advice so long as such advisors agree to abide by the confidentiality restrictions of this
                  Section XVII.

         C. Information that is Not Confidential. Confidentiality obligations shall not apply to any Confidential Information
                  (1) that at or after disclosure is available to the general public, other than through a breach by the receiving party;
                  (2) that is already known to the receiving party before disclosure; (3) that is developed through the independent efforts of the receiving party; (4) that the receiving party rightfully receives from a third party without restriction as to confidentiality or use; or (5) whose disclosure is required by law or is requested by legal or administrative process, except that the party who is served with process will give immediate notice to the disclosing party of the process and make reasonable efforts not to disclose the Confidential Information until the disclosing party has had an opportunity to make a motion to quash the request.

         D. Press Releases. The parties will coordinate and cooperate with each other in making any public announcement or press release concerning this Agreement, any Project Agreement, or the relationship between the parties under the Agreement. To that end, each party will give the other party reasonable prior opportunity to comment upon any such release or announcement and to approve the subject matter, details, and use of the other's Trademarks in it. Neither party will unreasonably withhold its approval.


XVIII.   MISCELLANEOUS

         A. Independent Contractors. Nothing in this Agreement shall be construed so as to constitute the parties as joint venturers, partners, or agents of each other, and neither party shall have the power to obligate or bind the other in any way whatsoever.

         B. Entire Agreement. This Agreement, Exhibits A-D attached to it, and the related

                  Project Agreements constitute the complete agreement between the parties and supersede all other agreements, promises, representations, and negotiations, whether written or oral, between the parties regarding the subject matter of the Agreement, including the parties' June 10, 1998 letter agreement.

         C. Amendment: Waiver. No amendment or waiver of any provision of this Agreement will be valid unless in writing and signed by all parties affected by the amendment or waiver. No waiver shall be deemed a waiver of a subsequent breach.

         D. Assignment. Neither party may assign this Agreement or assign or delegate its obligations under it without the other's prior consent, except that TPR can assign any monies payable to it, and any assignment in violation of this provision shall be null and void. Notwithstanding the foregoing, each party may assign this Agreement as a whole in connection with the transfer and sale of a Division, line of business, substantially all its assets or the sale or transfer of its voting shares, upon notice to the other. Should such transfer create a material conflict of interest for the non-assigning party, that party may terminate this Agreement upon reasonable grounds upon prior notice. Subject to the foregoing, this Agreement will be binding on the parties signing it and on all their successors and permitted assignees.

         E. Survival. The rights and obligations of Sections VI, VII, XIV, XV, XVI.A.2, XVII, and XVIII, and those other provisions which by their nature survive will survive the expiration or termination of this Agreement and will bind the parties and their successors and assigns in accordance with their terms.

         F. Severability. If any provision of this Agreement is held invalid or unenforceable, the remainder of the Agreement shall not be affected and shall remain in effect, unless doing so would deprive one of the parties of the benefit of the Agreement.

         G. Applicable Law and Forum. This Agreement will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed there and without regard to it conflict of laws rules. Any disputes arising out of or related to this Agreement will be brought in the state or federal courts with jurisdiction in New York County, New York, and the parties expressly consent to the exclusive jurisdiction and venue of such courts.

         H. Notices. Notices, approvals, disapprovals, excuses, requests, and consents concerning day-to-day administrative and performance matters must be in writing and sent to the respective party's Project Managers. Notices, approvals, disapprovals, requests, and consents of a substantive or legal nature required by this Agreement for either party are to be in writing and shall be forwarded as follows:

                  TPR:
                  ---

                  John Katzman, President
                  The Princeton Review
                  2315 Broadway, 2nd Floor
                  New York, N.Y. 10024
                  Telephone: (2l2) 874-8282
                  Facsimile: (212) 874-0775


                  with a copy to:
                  --------------

                  John P. Schmitt, Esq.
                  Patterson, Belknap, Webb & Tyler LLP
                  1133 Avenue of the Americas
                  New York, New York 10036
                  Telephone: (212) 336-2849
                  Facsimile: (2l2) 336-2222

                  EPG:
                  ---

                  Jack Witmer, President
                  The Educational and Professional Publishing Group a unit of McGraw-Hill Companies, Inc.
                  936 Eastwind Drive
                  Westerville, Ohio 43081
                  Telephone: (614) 899-4300
                  Facsimile: (614) 899-4304

                  with a copy to:
                  --------------

                  Vice President and General Counsel
                  Educational Publishing Group
                  1221 Avenue of the Americas
                  New York, New York 10020-1095
                  Telephone: (212) 512-4427
                  Facsimile: (212) 512-4415

                  Changes in address by either party shall be made by notice to the other party in accordance with this provision. Notices required by this Agreement shall be deemed received (1) upon delivery, when delivered in person or by commercially receipted courier, (2) upon the date sent by facsimile or other electronic media, if the sender confirms by sending a copy by courier delivery or U.S. Postal Service, or (3) five
                  (5) days after deposit with the U.S. Postal Service by registered or certified mail.

         I. Force Majeure: Neither party shall be liable to the other for any failure or delay caused by events beyond its reasonable control, including, acts of God, sabotage, accidents, failures or delays in transportation or communication, labor disputes, shortages of labor, fuel, raw materials or equipment, or other matters. Each party shall promptly inform the other of any such event. Should the event prevent performance of this Agreement for more than sixty (60) days, the other party may terminate this Agreement or the applicable Project Agreement; rights granted under this Agreement shall revert to the grantor; and each party shall retain its rights in the Question Pool specified in Section VIII.A.4, may exploit those rights to the extent permitted by law, and need not account to the other party with any proceeds from that exploitation.

         J. Headings. Headings and captions throughout this Agreement are for convenience only and should not be considered part of the substantive terms of this Agreement.

         K. Including. "Including" means "including but not limited to" and "including without limitation."

         L. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.

EDUCATIONAL AND PROFESSIONAL                PRINCETON REVIEW
PUBLISHING GROUP, A UNIT OF                 PUBLISHING L.L.C.
THE MCGRAW-HILL
COMPANIES, INC.

By:    /s/ Jack Witmer                      By:    /s/ John Katzman
Title: President                            Title: President
Date:  12/24/98                             Date:  12/28/98

                                            Taxpayer ID No. 13-303-9184

                        Exhibit A: Question Pool Schedule

This chart represents the numbers of questions that The Princeton Review will create, not edit, broken down by grade grouping, major subject area, and the school year during which the questions will be delivered.

--------------------------------------------------------------------------------
CONTRACT YEAR       Math      Reading      Social Studies      Science     TOTAL
1998-1999
--------------------------------------------------------------------------------
K-2                   *          *              *                 *          *
--------------------------------------------------------------------------------
3-6                   *          *              *                 *          *
--------------------------------------------------------------------------------
7-8                   *          *              *                 *          *
--------------------------------------------------------------------------------
9-12                  *          *              *                 *          *
--------------------------------------------------------------------------------
TOTAL                 *          *              *                 *          *
--------------------------------------------------------------------------------
                                                                             *
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
CONTRACT YEAR       Math      Reading      Social Studies      Science     TOTAL
1999-2000
--------------------------------------------------------------------------------
K-2                   *          *              *                 *          *
--------------------------------------------------------------------------------
3-6                   *          *              *                 *          *
--------------------------------------------------------------------------------
7-8                   *          *              *                 *          *
--------------------------------------------------------------------------------
9-12                  *          *              *                 *          *
--------------------------------------------------------------------------------
TOTAL                 *          *              *                 *          *
--------------------------------------------------------------------------------
                                                                             *
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
CONTRACT YEAR       Math       Reading      Social Studies     Science     TOTAL
2000-2001
--------------------------------------------------------------------------------
K-2                  *           *              *                *            *
--------------------------------------------------------------------------------
3-6                  *           *              *                *            *
--------------------------------------------------------------------------------
7-8                  *           *              *                *            *
--------------------------------------------------------------------------------
9-12                 *           *              *                *            *
--------------------------------------------------------------------------------
TOTAL                *           *              *                *            *
--------------------------------------------------------------------------------
                                                                              *
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
SUMMARY             Math       Reading      Social Studies     Science     TOTAL
--------------------------------------------------------------------------------
K-2                  *           *              *                *            *
--------------------------------------------------------------------------------
3-6                  *           *              *                *            *
--------------------------------------------------------------------------------
7-8                  *           *              *                *            *
--------------------------------------------------------------------------------
9-12                 *           *              *                *            *
--------------------------------------------------------------------------------
TOTAL                *           *              *                *            *
--------------------------------------------------------------------------------

                       Exhibit B: Sample Project Agreement


--------------------------------------------------------------------------------
Instructions: A Project Agreement is to be prepared by the EPG Contracts, Copyright & Permissions Department as part of the Contract Request Form procedures. EPG's Project Managers should initially complete this form and send it to the Contract Department together with other required materials.
--------------------------------------------------------------------------------


This is a PROJECT AGREEMENT between the Educational and Professional Publishing Group of The McGraw-Hill Companies, Inc. ("EPG") and Princeton Review Publishing L.L.C. ("TPR") under a master Agreement dated _______________ 1998, between EPG and TPR (the "Master Agreement"). The Master Agreement will govern preparation and publication of the Textbook. Please complete additional pages, if necessary.

Any capitalized term (or grammatical variant of it) in this Project Agreement has the same definition as does that term in the Master Agreement.

NAME OF PROJECT:

PROJECT AGREEMENT DATE:

NAME OF EPG DIVISION:

TYPE OF PROJECT: Ownership rights, including copyright rights, to the various Deliverables that comprise TPR Materials are determined under the Master Agreement in accordance with Section VII and Section XIII. Therefore, it is important to correctly classify the various components of TPR Materials, since such classification will determine each party's ownership rights to these components of the Textbook. Please circle one:

Editorial Review
Workbook
Question Pool
Online Product
Training Seminar

NAME OF PROJECT MANAGERS:


EPG:                                        TPR:

Name:  _____________________                Name:  ______________________

Telephone:  _________________               Telephone:  __________________

Fax:  _______________________               Fax:  ________________________



EPG:                                        TPR:

E-mail:  _______________________            E-mail:  _______________________


         (1) NAME OF EPG TEXTBOOK: Insert the title of the Program/Textbook (if applicable) for which TPR is preparing a contribution ("Project"). Identify the title by name, proposed copyright date, Edition Number (if applicable), Author's Name (if applicable), copyright, and other identifying details.

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


         (2) DESCRIPTION OF SERVICES AND DELIVERABLES: Insert a description of the services TPR is to perform and the TPR Materials that TPR is to deliver ("Deliverable") hereunder. Attach additional pages, if needed.

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

         (3) Will TPR use any McGraw-Hill Materials in the preparation if this TPR Work? yes / no If yes, please describe.

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


         (4) MILESTONE EVENTS AND DELIVERY DATES: List all delivery dates for services and Deliverables of the Project. Use additional page(s), if needed:

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------

                  --------------------------------------------------------------


                  Delivery/Performance                                 Dates
                  --------------------                                 -----
                  (Deliverables/Services to be performed)


         (5) OWNERSHIP/LICENSE OF RIGHTS; RIGHTS OBTAINED FOR PERMISSIONS. Will EPG have the right to publish and distribute the Textbook in the following languages in addition to English (If Spanish or other rights are specified, TPR will be obligated to obtain such rights for all Third Party Materials, as stated in
                  Section VIII.C of the Master Agreement):

                  Spanish/Other (specify)/English only

         (6) TOTAL PROJECT FEE: Insert the total Project Fee or Budget for the Project, including payment dates or events; attach additional pages, if needed. Unless otherwise noted, half payment will be made at the start of the project, and half on acceptance.

                  Total Project Fee:

         (7) LICENSED THIRD-PARTY MATERIALS: Describe the nature, sources, and cost of any Third Party Materials that TPR will be licensing under Section VIII of the Agreement:

                  Under Section VIII.E, EPG will pay the cost of the Third Party Materials

                  _____ directly to the Third Party (identify):

                  _____ to TPR, which will pay the Third Party.

         (8) SPECIAL PROVISIONS: Describe any other special provisions, if necessary:


         EPG                                TPR:

         Division:

         By:  ____________________________  By:  ____________________________

         Title:  __________________________ Title:  ___________________________

         Date:  __________________________  Date:  ___________________________

         Note: Please provide the EPG Contracts, Copyrights & Permissions Department with other relevant documentation such as correspondence exchanged between the parties, any "Request for a Proposal" issued by EPG, or any Proposal or Response to Proposal, or Bid issued by TPR when submitting a Contract Request Form for this Project Agreement.

                         Exhibit C: Sample Change Order

This is a CHANGE Order to a PROJECT AGREEMENT between the Educational and Professional Publishing Group of The McGraw-Hill Companies, Inc. ("EPG") and Princeton Review Publishing L.L.C. ("TPR") under a Master Agreement dated _____________ 1998, between EPG and TPR (the "Master Agreement"). Any capitalized term (or grammatical variant of it) in this Change Order has the same definition as does that term in the Master Agreement.

This Change Order affects the following Project Agreement:

Date:  __________________________________
EPG Division:  ___________________________
Title of Program/Textbook:__________________

Insert a description of the material changes in TPR's services or TPR Materials, for example, any change in the scope of services to be provided by TPR, Deliverables, scheduled delivery dates, amount and dates of payment of Total Project Fee, etc. Attach Additional Page(s), if necessary.


----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

I)       SCOPE OF CHANGE:  (TPR services or materials to be added or deleted)

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

II)      COMPENSATION OR PAYMENT SCHEDULE:

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

III)     OWNERSHIP RIGHTS:

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

IV)      OTHER SUBSTANTIAL CHANGES:

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------

----------------------------------------------------------------------------


EPG:                                TPR:

Division:

By:  ____________________________   By:  ____________________________

Title:  __________________________  Title:  ___________________________

Date:  __________________________   Date:  ___________________________

                          Exhibit D: Excluded Materials

Sales of the following materials are excluded from the calculation of royalties under Section V.D. l of the Agreement:

                                 SCHOOL DIVISION

                                        *

                               GLENCOE/MCGRAW-HILL

                                 SOCIAL STUDIES


                                        *


                                  LANGUAGE ARTS


                                        *


                                     SCIENCE


                                        *


                                      MATH


                                        *

                     Exhibit E: List of Licensed Trademarks

A list of Trademarks, service marks and logos which are cross-licensed under the Agreement between EPG and TPR.

"TPR MARKS" LICENSED TO EPG:

         THE PRINCETON REVIEW


"EPG MARKS" LICENSED TO TPR:


EPG Marks:

         Corporate:

                  McGraw-Hill
                  McGraw-Hill logo                 THE MCGRAW-HILL COMPANIES

         The McGraw-Hill Companies, Inc.
         The Educational and Professional Publishing Group of the McGraw-Hill Companies, Inc.

Glencoe Marks:

         Glencoe
         Glencoe/McGraw-Hill/
         Mindjogger


SRA Marks:

         SRA
         SRA/McGraw-Hill
         Science Research Associates
         SRA logo
         Open Court
         OC Design (Open Court)

School Division:

         School Division
         Math in My World

Marks may be added or deleted from this Exhibit during the term of the Agreement with written notice.

                                AGREEMENT BETWEEN
               THE EDUCATIONAL AND PROFESSIONAL PUBLISHING GROUP,
                    A UNIT OF THE MCGRAW-HILL COMPANIES, AND
                              THE PRINCETON REVIEW

                                TABLE OF CONTENTS



I.       DEFINITIONS......................................................1

II.      THE PARTIES' PERFORMANCE OBLIGATIONS.............................3

III.     DEVELOPMENT OF THE ONLINE PRODUCT................................5

IV.      PROJECT AGREEMENTS AND PROJECT MANAGERS..........................5

V.       PAYMENT FOR PROJECTS AND ROYALTIES...............................7

VI.      AUDITING........................................................11

VII.     COPYRIGHT AND LICENSES..........................................11

VIII.    LICENSED THIRD-PARTY MATERIALS..................................13

IX.      TRADEMARK LICENSES..............................................14

X.       TRADEMARK IDENTIFICATION; CREDIT................................16

XI.      TRADEMARK QUALITY, INSPECTION AND APPROVAL......................16

XII.     FAILURE TO PUBLISH; REVERSION OF RIGHTS.........................17

XIII.    TERM AND TERMINATION............................................18

XIV.     REPRESENTATIONS AND WARRANTIES..................................21

XV.      INDEMNIFICATION.................................................22

XVI.     NON-COMPETITION.................................................23

XVII.    CONFIDENTIAL INFORMATION........................................24

XVIII.   MISCELLANEOUS...................................................26

Exhibit A:  Question Pool Schedule.......................................29

Exhibit B:  Sample Project Agreement.....................................31

Exhibit C:  Sample Change Order..........................................35

Exhibit D:  Excluded Materials...........................................37

Exhibit E:  List of Licensed Trademarks..................................39